EX 99.28(h)(99)

Amended and Restated Transfer Agency Agreement
Between JNL Series Trust and Jackson National Asset Management, LLC

This Agreement is effective as of the 28th day of February, 2012, by and between JNL Series Trust, a Massachusetts business trust (the “Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability corporation (“JNAM”).

Witnesseth

Whereas, the Trust is an open-end, management investment company registered under the Investment Company Act of 1940 (the “1940 Act”);

Whereas, the Trust is empowered to issue units of beneficial interest (“Units”) in separate series (“Series”), each such Series, pursuant to Section 18(f)(2) of the 1940 Act, being preferred over all other Series in respect of the assets specifically allocated to such Series;

Whereas, the Trust presently intends to offer to insurance company separate accounts and certain qualified retirement plans Units of 43 Series of the Trust, listed in Exhibit A,  (the “Current Portfolios”) but may create additional Series from time to time; and

Whereas, the Trust desires to retain JNAM to render the transfer agency and other services contemplated hereby with respect to each Series of Units and the owners of record thereof (“Unitholders”) and JNAM is willing to render such services.

Now, Therefore, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.           Appointment.                                The Trust hereby appoints JNAM to provide the transfer agency and other services contemplated hereby with respect to each Series of Units and Unitholders for the periods and on the terms set forth.  JNAM accepts such appointment and agrees to render such transfer agency and other services for the compensation herein provided.

2.           Duties to JNAM.  JNAM will act as transfer agent with respect to each Series of Units, provide information in connection with the Trust’s preparation of various regulatory reports and prepare reports to the Trustees and management of the Trust.  In this connection, JNAM, subject to Section 3 below, shall perform the following services:

(a)	process purchase orders and redemption requests from Unitholders, furnish confirmations and disburse redemption proceeds;

(b)	act as the income disbursing agent of the Trust;

(c)	provide periodic statements of account to each Unitholder;

(d)	furnish necessary office space, facilities and personnel;

(e)
maintain all records relating to its activities and obligations under this Agreement in such manner as will enable the Trust and JNAM to meet their respective obligations under:  (i) the current prospectus; (ii) the 1940 Act, particularly Sections 30 and 31 thereof, and the rules and regulations thereunder; (iii) applicable Federal and state tax laws; and (iv) any other law or administrative rule or procedure which may be applicable to the Trust or JNAM.  JNAM shall preserve all records and other data created and maintained pursuant to this Agreement in accordance with Instructions from the Trust;

(f)
prepare and file with the Internal Revenue Service and with the appropriate state agencies, and mail to the Unitholders of record, such returns for reporting, and information as to the Federal income tax consequences of, dividends and distributions paid, created or withheld as are required on the part of the Trust or JNAM by the current prospectus or applicable law or regulation to be so filed and mailed.  Without limiting the generality of the foregoing, such returns and information shall be prepared in conformity with such Instructions, if any, from the Trust as may be given to JNAM from time to time; and

(g)	render to the Trust such periodic and special reports as it may reasonably request.

3.           Subcontracting.  Upon written consent of the Trust, JNAM may subcontract certain obligations hereunder.  JNAM shall remain responsible on a primary basis to the Trust for the timely and proper performance of such obligations in accordance with the terms of this Agreement.

4.           Fees and Expenses.  For the services provided and the expenses assumed by JNAM pursuant to this Agreement, the Trust will pay JNAM through the Advisory Fee.

5.           Duration and Termination.

(a)
Subject to the provisions hereinafter set forth, this Agreement shall commence on the date hereof and shall continue in force and effect until terminated by either party by giving to the other party written notice at least ninety (90) days in advance.

(b)
If either of the parties hereto shall breach this Agreement or be in default in the performance of any of its duties and obligations hereunder, the non-defaulting party may give written notice thereof to the defaulting party and if such default or breach shall not have been remedied within thirty (30) days after such written notice is given, then the party giving such written notice may terminate this Agreement at the end of such thirty (30) day period.  Termination of this Agreement by one party by reason of default or breach of the other party shall not constitute a waiver by the terminating party of any other rights it might have under this Agreement against the other party, including without limitation rights with reference to services performed or not performed prior to such terminating or rights of JNAM to be reimbursed for out-of-pocket expenditures or equipment or communication circuit termination fees, if any.

(c)
If this Agreement is terminated for any reason, JNAM will act in good faith to cooperate in an orderly transition to a successor transfer agent or in an orderly termination of the operations of the Trust, as the case may be.

6.           Representations, Warranties and Covenants.

(a)	JNAM represents and warrants to the Trust, and covenants to the Trust for the duration of this Agreement, as follows:

(i)	It is a limited liability company duly organized and existing and in good standing under the laws of the State of Michigan;

(ii)	It is empowered under applicable laws and regulations and by its charter and bylaws to enter into and perform the services contemplated in this Agreement;

(iii)	All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

(iv)	It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

(v)
It has obtained all federal and state regulatory approvals, authorizations and licenses required to perform its duties and obligations under this Agreement and will keep current such approvals, authorizations and licenses; and

(vi)
Various procedures and systems which it has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause the Trust’s records and other data and JNAM’s records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder.

(b)	The Trust represents and warrants to JNAM, and covenants to JNAM for the duration of this Agreement, as follows:

(i)	It is a business trust duly organized under the laws of the State of Massachusetts;

(ii)	It is, and at all times relevant hereto will continue to be, an open-end management investment company registered under the Investment Company Act of 1940;

(iii)
A registration statement under the Securities Act of 1933 has been declared effective by the Securities and Exchange Commission and will remain effective at all time relevant hereto, and, if necessary, appropriate state securities laws filings will have been made and will continue to be made at all times relevant hereto; and

(iv)
It is empowered under applicable laws and regulations and by its Declaration of Trust and Bylaws to enter into and perform this Agreement; and all requisite proceedings have been taken to authorize it to enter into and perform under this Agreement.

7.	Instructions.

(a)
JNAM shall be deemed to have received Instructions (as that term is used herein) upon receipt of written instructions (including receipt by facsimile), which may be continuing instructions, signed by one or more persons the Trustees shall have from time to time authorized to give the particular class of Instructions in question.  Different persons may be authorized to give Instructions for different purposes, and Instructions may be general or specific in terms.  A certified copy of a bylaw, resolution or action of the Trustees of the Trust may be received and accepted by JNAM as conclusive evidence of the authority of any such persons to act and may be considered to be in full force and effect until receipt of written notice (or oral notice followed by written confirmation within seven days) to the contrary.

(b)
One or more designated persons may be authorized to issue oral (such term as used herein including, without limitation, telephoned) instructions, specifying the type or types of instructions that may be so issued, in which case the Trust shall deliver to JNAM resolutions of the Trustees to such effect.  Such oral instructions shall promptly be confirmed in writing to JNAM.  Such instructions when given in accordance with the provisions hereof and with such resolutions shall be deemed Instructions hereunder.  In the case of conflict between oral Instructions given by a person designated in the resolution of the Trustees referred to in the first sentence of this subparagraph (b) and any written Instructions, the Instructions most recently received by JNAM shall prevail following such receipt, and in case of conflict between oral Instructions given by a person designated in such resolution and any written confirmation or purported confirmation of oral Instructions, such written confirmation or purported confirmation shall prevail following receipt thereof by JNAM; provided that any transaction initiated by JNAM pursuant to such oral Instructions, may, but need not, be completed by JNAM notwithstanding JNAM’s receipt of conflicting subsequent Instructions hereunder or written confirmation or purported confirmation of oral Instructions hereunder subsequent to JNAM’s initiation of such transaction.

8.           Status of JNAM as Independent Contractor.  JNAM shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

9.           Trustee, Officer and Unitholder Liability.  This Agreement is executed by or on behalf of the Trust and the obligations hereunder are not binding upon any of the Trustees, Officers or Unitholders of the Trust individually but are binding only upon the Trust and its assets and property.  All obligations of the Trust under this Agreement shall apply only on a Series by Series basis, and the assets of one Series shall be liable for the obligations of another Series.

10.	Indemnification.

(a)
JNAM shall not be responsible for, and the Trust shall indemnify and hold JNAM harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability which may be asserted against JNAM or for which JNAM may be held to be liable, arising out of or attributable to:

(i)	All actions of JNAM required to be taken by it pursuant to this Agreement provided that JNAM has not acted in bad faith, gross negligence or willful misconduct;

(ii)	The Trust’s refusal or failure to comply with the terms of this Agreement, the Trust’s gross negligence or willful misconduct, or the breach of any representation or warranty of the Trust hereunder;

(iii)
The good faith reliance on, or the carrying out of, any written or oral Instructions or requests of persons designated pursuant to Section 7 hereof as persons who are authorized to give instruction on behalf of the Trust, or representatives of the Trust’s investment adviser or sponsor, or JNAM’s good faith reliance on, or use of, information, data, records and documents received them, or which have been prepared and/or maintained by the Trust, its investment adviser or sponsor;

(iv)	Any non-payment for Unit orders previously entered;

(v)
The offer or sale of the Trust’s Units in violation of any requirement under federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any federal agency or state with respect to the offer or sale of such Units in such state;

(vi)	The Trust’s errors and mistakes in the use of any information provided by JNAM;

(vii)
Errors, inaccuracies and omissions in, or errors, inaccuracies or omissions of JNAM arising out of or resulting from such errors, inaccuracies and omissions in, the Trust’s records, Unitholders and other records, delivered to JNAM hereunder by the Trust or its agent(s); and

(viii)
The condition of any endorsements, markings or the like on any redemption order or other writing submitted by any Unitholder or other person or entity in connection with JNAM’s duties hereunder, provided that notwithstanding the foregoing JNAM shall be responsible for losses arising out of the forgery on a redemption order or other written redemption request of the signature of the Unitholder whose Units are sought to be redeemed if by only if:  (A) such losses resulted from and no losses would have occurred if not for JNAM’s own bad faith, gross negligence or willful misconduct; (B) the particular Unitholder or the Trust notifies JNAM in writing of such forgery or the suspicion thereof within fifteen (15) days after JNAM sends the monthly statement on which the item first appears to the Unitholder and the Trust; (C) the Trust and the Unitholder have themselves acted in good faith and exercised reasonable care in connection with such redemption order in all respects; and (D) prior to JNAM’s processing of such redemption order JNAM has been furnished with a current, legible signature card (or mutually agreed upon substitute therefor) for such Unitholder.

(b)	JNAM shall indemnify and hold the Trust harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of JNAM’s failure to comply with the terms of this Agreement or arising out of or attributable to JNAM’s bad faith, gross negligence or willful misconduct or breach of any representation or warranty of JNAM hereunder.

(c)
At any time JNAM may apply to any person authorized pursuant to Section 7 hereof for instructions, and may, with the prior consent of the Trust, consult with legal counsel for the Trust, its investment adviser or sponsor, or with JNAM’s own legal counsel, all at the expense of the Trust, with respect to any matter arising in connection with the services to be performed by JNAM under this Agreement, and JNAM shall not be liable and shall be indemnified by the Trust for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel.  JNAM shall be protected and indemnified in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by any person or persons whom JNAM reasonably believes to have been authorized to represent the Trust and shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust.  JNAM shall also be protected and indemnified in recognizing stock certificates which JNAM reasonably believes to bear the proper manual or facsimile signatures of the officers of the Trust, and proper counter signature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

(d)
In the event that either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, failure or damage of primary and secondary equipment, utility or transmission facilities resulting from circumstances beyond the control of such party, or other causes reasonably beyond its control, such party shall be liable for damages to the other resulting from such failure to perform, provided that each party shall in all cases fully cooperate with the other and take such measures as may be reasonably requested so as to enable the Trust to continue operations.

(e)
Each party shall promptly notify the other in writing of any situation which presents or appears to involve a claim which may be subject to indemnification hereunder and the indemnifying party shall have the option to defend against any such claim.  In the event the indemnifying party so elects, it will notify the indemnified party and shall assume the defense of such claim, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party’s expense, in the defense of such claim.  Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing.  Neither party shall confess any claim nor make any compromise in any action or proceeding in which the other party shall be named or for which indemnification may be sought under this Agreement without the other party’s prior written consent.

(f)
IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT, OR EITHER PARTY’S DIRECTORS OR TRUSTEES, OFFICERS EMPLOYEES OR AGENTS, BE LIABLE TO ANYONE INCLUDING, WITHOUT LIMITATION, THE OTHER

PARTY OR SUCH OTHER PARTY’S DIRECTORS OR TRUSTEES, OFFICERS, EMPLOYEES OR AGENTS, FOR CONSEQUENTIAL DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

11.           Books, Records and Other Proprietary Information.

(a)
As required by Section 31 of the Investment Company Act of 1940 and Rules thereunder, JNAM agrees that all records maintained by JNAM relating to the services to be performed by JNAM under this Agreement are the property of the Trust and will be preserved and will be surrendered promptly to the Trust or made available for inspection by persons designated by the Trust on request.

(b)
JNAM and the Trust agree that all books, records, information and data pertaining to the business of the other party or relating to the design, structure or operation of any computer systems which are exchanged or received or disclosed pursuant to the negotiation of and the carrying out of this Agreement (including Proprietary Information, as defined in Subsection c below) are and shall remain confidential, and shall be voluntarily disclosed to any other person without the written consent of the other.  Upon termination of this Agreement, each party shall return to the other all such books, records and written information and data pertaining to the business of the other.  JNAM shall notify the Trust of any request or demand to inspect the records of the Trust and will act upon the instructions of the Trust as to permitting or refusing such inspection, except where otherwise required by law.

(c)
The Trust acknowledges that any software programs, supporting documentation or procedures relating to or making up any system developed by JNAM in connection with the services provided by JNAM hereunder “Proprietary Information”) are confidential and are proprietary to and trade secrets of JNAM and that any unauthorized use, misuse, disclosure or taking of any Proprietary Information residing or existing internal or external to a computer, computer system or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system or computer network, may be subject to civil liabilities and criminal penalties under applicable state law.  The Trust will, and will cause its investment adviser and sponsor to, so advise each of their employees and agents who have access to any Proprietary Information or to any computer equipment capable of accessing the same.  The Trust further agrees that it, its investment adviser and sponsor will use and employ the Proprietary Information in accordance with the procedures set forth in the reference manuals delivered thereto, each of the foregoing shall utilize the control procedures set forth and described therein, and each of the foregoing shall verify promptly reports received through use of the Proprietary Information.

12.           Notice.  Without limiting the other provisions hereof, notices and other writings delivered or mailed postage prepaid as follows:  (a) if to the Trust, to 1 Corporate Way, Lansing, Michigan 48951, attention: Susan S. Rhee; (b) if to JNAM, to 225 West Wacker Drive, Suite

1200, Chicago, Illinois 60606, Attention: Mark D. Nerud; or (c) to such other address as the Trust or JNAM may hereafter specify by written notice to the most recent address specified by the party to whom such notice is addressed, shall be deemed to have been properly delivered or given hereunder to the respective addresses.

13.           Forum.   THE TRUST IRREVOCABLY AGREES THAT, SUBJECT TO THE AGENT’S SOLE AND ABSOLUTE ELECTION, ALL SUITS, ACTIONS OR OTHER PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM CONNECTION HEREWITH SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN THE STATE OF ILLINOIS.  THE TRUST HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE.  THE TRUST HEREBY WAIVES ANY RIGHT IT MAY HAVE TO REQUEST OR DEMAND TRIAL BY JURY, TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT AGAINST THE TRUST BY JNAM IN ACCORDANCE WITH THIS SECTION, OR TO CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  THE TRUST ACKNOWLEDGES THAT ITS WAIVER OF JNAM TO ENTER INTO THIS AGREEMENT.

14.           Miscellaneous.  The Trust’s Declaration of Trust as amended is on file with the Secretary of The Commonwealth of Massachusetts.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time.  This Agreement shall be construed in accordance with the laws of the State of Illinois (except as to paragraph 9 hereof which shall be construed in accordance with the laws of the Commonwealth of Massachusetts) and, subject to the other provisions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors.  Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other.  This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.  This Agreement (including any exhibits or schedules hereto) may not be amended except by written instrument executed by both parties, and any such amendment which increases or otherwise alters JNAM’s duties or obligations shall not apply to any transaction or matter arising or occurring prior to such amendment.

15.           However, the addition or deletion of a Fund reflecting changes that have been formally approved by resolution by the Board of Trustees will not require approval by the Board of Trustees.

In Witness Whereof, the parties have caused this instrument to be executed as of the day and year first above written.

JNL Series Trust

Attest: /s/ Kristen K. Leeman	By: /s/ Kelly L. Crosser
Printed Name: Kristen K. Leeman	Name: Kelly L. Crosser
Title: Assistant Secretary

Jackson National Asset Management, LLC

Attest: /s/ Kristen K. Leeman	By: /s/ Mark D. Nerud
Printed Name: Kristen K. Leeman	Name: Mark D. Nerud
Title: President and CEO

Schedule A
February 28, 2012

Funds
JNL/American Funds Blue Chip Income and Growth Fund
JNL/American Funds Global Bond Fund
JNL/American Funds Global Small Capitalization Fund
JNL/American Funds Growth-Income Fund
JNL/American Funds International Fund
JNL/American Funds New World Fund
JNL/AQR Managed Futures Strategy Fund
JNL/BlackRock Commodity Securities Fund
JNL/BlackRock Global Allocation Fund
JNL/Brookfield Global Infrastructure Fund
JNL/Capital Guardian Global Diversified Research Fund
JNL/Capital Guardian Global Balanced Fund
JNL/Capital Guardian U.S. Growth Equity Fund
JNL/Eagle Core Equity Fund
JNL/Eagle SmallCap Equity Fund
JNL/Eastspring Investments Asia ex-Japan Fund (formerly, JNL/PAM Asia ex-Japan Fund) Fund Name Change was effective 02-14-2012
JNL/Eastspring Investments China-India Fund (formerly, JNL/PAM China-India Fund) Fund Name Change was effective 02-14-2012
JNL/Franklin Templeton Founding Strategy Fund
JNL/Franklin Templeton Global Growth Fund
JNL/Franklin Templeton Global Multisector Bond Fund
JNL/Franklin Templeton Income Fund
JNL/Franklin Templeton International Small Cap Growth Fund
JNL/Franklin Templeton Mutual Shares Fund
JNL/Franklin Templeton Small Cap Value Fund
JNL/Goldman Sachs Core Plus Bond Fund

Funds
JNL/Goldman Sachs Emerging Markets Debt Fund
JNL/Goldman Sachs Mid Cap Value Fund
JNL/Goldman Sachs U.S. Equity Flex Fund
JNL Institutional Alt 20 Fund
JNL Institutional Alt 35 Fund
JNL Institutional Alt 50 Fund
JNL Institutional Alt 65 Fund
JNL/Invesco International Growth Fund
JNL/Invesco Large Cap Growth Fund
JNL/Invesco Global Real Estate Fund
JNL/Invesco Small Cap Growth Fund
JNL/Ivy Asset Strategy Fund
JNL/JPMorgan International Value Fund
JNL/JPMorgan MidCap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/Lazard Emerging Markets Fund
JNL/Lazard Mid Cap Equity Fund
JNL/M&G Global Basics Fund
JNL/M&G Global Leaders Fund
JNL/Mellon Capital Management Bond Index Fund
JNL/Mellon Capital Management Emerging Markets Index Fund
JNL/Mellon Capital Management European 30 Fund
JNL/Mellon Capital Management Global Alpha Fund
JNL/Mellon Capital Management Index 5 Fund
JNL/Mellon Capital Management International Index Fund
JNL/Mellon Capital Management Pacific Rim 30 Fund
JNL/Mellon Capital Management Small Cap Index Fund
JNL/Mellon Capital Management 10 x 10 Fund

Funds
JNL/Mellon Capital Management S&P 500 Index Fund
JNL/Mellon Capital Management S&P 400 MidCap Index Fund
JNL/Oppenheimer Global Growth Fund
JNL/PIMCO Real Return Fund
JNL/PIMCO Total Return Bond Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Mid Cap Value Fund
JNL/PPM America Small Cap Value Fund
JNL/PPM America Value Equity Fund
JNL/Red Rocks Listed Private Equity Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price Value Fund
JNL/WMC Balanced Fund
JNL/WMC Money Market Fund
JNL/WMC Value Fund
JNL/S&P Managed Growth Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Moderate Growth Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Aggressive Growth Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Total Yield Fund
JNL/S&P 4 Fund

Funds
JNL Disciplined Moderate Fund
JNL Disciplined Moderate Growth Fund
JNL Disciplined Growth Fund